Exhibit 5.1

Croke Fairchild Morgan & Beres LLC

180 North La Salle Street, Suite 2750

Chicago, Illinois 60601

October 14, 2020

Eton Pharmaceuticals, Inc.

21925 W Field Parkway, Suite 235

Deer Park, IL 60010

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Eton Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on December 2, 2019 and declared effective on December 16, 2019, the prospectus supplement dated October 14, 2020, together with the base prospectus (the “Prospectus”), and the Underwriting Agreement dated October 14, 2020 (the “Underwriting Agreement”), by and between the Company and National Securities Corporation, (the “Underwriter”), relating to the offer and sale by the Company of: (i) 2,800,000 shares (the “Common Shares”) of the Company’s authorized but unissued common stock, $0.001 par value per share (“Common Stock”); and (ii) up to 420,000 shares of Common Stock pursuant to an option granted by the Company to the Underwriter solely to cover over-allotments, if any (the “Over-allotment Shares,” and (i) and (ii) collectively referred herein to as the “Securities.”)

In rendering this opinion, we have examined the Registration Statement, the Prospectus, and such other documents and reviewed such questions of law as we have deemed advisable in order to render our opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, that all parties (other than the Company) had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that all such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, that such agreements or instruments are valid, binding and enforceable obligations of such parties, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing this opinion, we have further relied as to certain matters on information obtained from public officials and officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Common Shares, when issued, sold and delivered against payment therefor as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and

2. If and to the extent the over-allotment option is exercised, the Over-allotment Shares, when issued, sold and delivered against payment therefor as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and is based on these laws as in effect on the date hereof. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on October 14, 2020 (“Commission”) and to the reference to our name under the caption “Legal Matters” in the Prospectus. This opinion may not be used or relied upon for any other purpose. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the “Act”) or the rules and regulations of the Commission promulgated under the Act.

Very truly yours,

/s/ Croke Fairchild Morgan & Beres LLC